Exhibit 99.1

                                                       Press Release

Universal Display Contact:

Darice Liu

investor@oled.com

media@oled.com

+ 1 609-964-5123

UNIVERSAL DISPLAY CORPORATION ANNOUNCES THIRD QUARTER 2018 FINANCIAL RESULTS

EWING, N.J. – November 1, 2018 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the third quarter ended September 30, 2018.

“During the quarter, we saw a pick-up in the smartphone market, driven by a number of new OLED display launches, including mobile products from Apple, Google, Huawei, LG, Samsung and others,” said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display. “We believe that these launches are indicative of the increasing demand and value of OLEDs in leading OEM product roadmaps, and reinforces the strong secular OLED growth story. However, the magnitude of the second-half pick-up in our material sales is not shaping up to the degree that we had earlier forecasted.”

Rosenblatt continued, “As we look to 2019, we anticipate it to be a meaningful year of growth. With the continued proliferation of OLEDs across the consumer electronics market, the introduction of new form factors that will pave the way for new ideas and applications, and new production capacity that is expected to expand the panel maker landscape, coupled with billions of dollars committed to advancing the commercialization of OLEDs, we believe that OLEDs are poised to become the dominant display technology in the long-term.”

Financial Highlights for the Third Quarter of 2018

Effective January 1, 2018, we adopted ASC Topic 606 using the “modified retrospective” approach, meaning the standard was applied only to the financial results commencing with the first quarter of 2018 with a cumulative adjustment to retained earnings. Under this transition method, we applied the standard only to contracts that were not complete at the initial adoption date.

•

Total revenue increased 26% to $77.6 million in the third quarter of 2018, compared with $61.7 million in the third quarter of 2017. Total revenue for the third quarter of 2018 would have been $91.6 million without the impact of ASC Topic 606. Under ASC Topic 606, license fee revenue is recognized on a per gram sales basis, whereas under the previous rules, revenue was recognized for license payments upon receipt or on a straight-line basis over the term of the contract.

•

Revenue from material sales increased 9% to $51.2 million in the third quarter of 2018, compared with $47.0 million in the third quarter of 2017. The increase in material sales was due to increasing OLED panel demand.

•

Revenue from royalty and license fees increased 94% to $23.3 million in the third quarter of 2018, compared with $12.0 million in the third quarter of 2017. Revenue from royalty and license fees for the third quarter of 2018 would have been $36.9 million, or $13.6 million higher without the impact of ASC Topic 606.

•	Cost of materials increased 17% to $13.8 million in the third quarter of 2018, compared with $11.8 million in the third quarter of 2017.
•	Operating income increased by $10.2 million to $26.0 million in the third quarter of 2018, compared with $15.8 million in the third quarter of 2017.
•	Net income increased by $9.3 million to $22.8 million or $0.48 per diluted share in the third quarter of 2018, compared with $13.5 million or $0.28 per diluted share in the third quarter of 2017.

Revenue Comparison

($ in thousands)	Three Months Ended September 30,
	2018	2017
Material sales	$51,242	$47,041
Royalty and license fees	23,325	12,013
Contract research services	2,983	2,629
Total revenue	$77,550	$61,683

Cost of Materials Comparison

($ thousands)	Three Months Ended September 30,
	2018	2017
Material sales	$51,242	$47,041
Cost of material sales	13,808	11,755
Gross margin on material sales	37,434	35,286
Gross margin as a % of material sales	73%	75%

Topic 606 versus 605 Adjusted Results For the three months ended September 30, 2018 (in thousands)	As reported	Adjustment	Balances without adoption of Topic 606
Revenue	$77,550	$14,054	$91,604
Gross margin	61,427	14,054	75,481
Operating income	26,032	14,054	40,086
Net income	22,818	11,384	34,202
Diluted earnings per share	$0.48	$0.24	$0.72

Financial Highlights for the First Nine Months of 2018

•

Total revenue decreased 19% to $177.3 million in the first nine months of 2018, compared with $219.8 million in the first nine months of 2017. Total revenue would have been $233.4 million in the 2018 period, or $56.1 million higher, without the impact of ASC Topic 606.

•

Revenue from material sales decreased 19% to $113.3 million in the first nine months of 2018, compared with $140.5 million in the first nine months of 2017. The Company believes that the decline in material sales was due to weaker OLED panel demand.

•

Revenue from royalty and license fees decreased 25% to $54.8 million in the first nine months of 2018, compared with $72.7 million in the first nine months of 2017. Revenue from royalty and license fees would have been $108.0 million in the 2018 period, or $53.2 million higher without the impact of ASC Topic 606.

•	Cost of materials decreased 15% to $28.8 million in the first nine months of 2018, compared with $33.7 million in the first nine months of 2017.
•	Operating income decreased by $46.9 million to $41.5 million in the first nine months of 2018, compared with $88.4 million in the first nine months of 2017.
•

Net income decreased by $31.5 million to $39.6 million or $0.83 per diluted share in the first nine months of 2018, compared with $71.1 million or $1.49 per diluted share in the first nine months of 2017.

Revenue Comparison

($ in thousands)	Nine Months Ended September 30,
	2018	2017
Material sales	$113,325	$140,506
Royalty and license fees	54,758	72,705
Contract research services	9,188	6,551
Total revenue	$177,271	$219,762

Cost of Materials Comparison

($ thousands)	Nine Months Ended September 30,
	2018	2017
Material sales	$113,325	$140,506
Cost of material sales	28,782	33,748
Gross margin on material sales	84,543	106,758
Gross margin as a % of material sales	75%	76%

Topic 606 versus 605 Adjusted Results For the nine months ended September 30, 2018 (in thousands)	As reported	Adjustment	Balances without adoption of Topic 606
Revenue	$177,271	$56,177	$233,448
Gross margin	142,055	56,177	198,232
Operating income	41,462	56,177	97,639
Net income	39,591	45,643	85,234
Diluted earnings per share	$0.83	$0.97	$1.80

2018 Revised Guidance

Although the OLED industry is still at an early state where many variables can have a material impact on its growth, and the Company thus caveats its financial guidance accordingly, the Company now believes that its 2018 revenue will be approximately in the range of $240 million to $250 million. The guidance was prepared utilizing accounting standard ASC Topic 606; under the prior accounting standard ASC Topic 605, the Company estimates that its 2018 revenues would be approximately $315 million to $325 million.

Dividend

The Company also announced a fourth quarter cash dividend of $0.06 per share on the Company’s common stock. The dividend is payable on December 28, 2018 to all shareholders of record on December 14, 2018.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, November 1, 2018 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in developing and delivering state-of-the-art, organic light emitting diode (OLED) technologies, materials and services to the display and lighting industries.  Founded in 1994, the Company currently owns or has exclusive, co-exclusive or sole license rights with respect to more than 4,800 issued and pending patents worldwide.  Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of low power and eco-friendly displays and solid-state lighting.  The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance.  In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.

Headquartered in Ewing, New Jersey, with international offices in China, Hong Kong, Ireland, Japan, South Korea, and Taiwan, and wholly-owned subsidiary Adesis, Inc. based in New Castle, Delaware, Universal Display works and partners with a network of world-class organizations, including Princeton University, the University of Southern California, the University of Michigan, and PPG Industries, Inc.  The Company has also established relationships with companies such as AU Optronics Corporation, BOE Technology, DuPont Displays, Inc., EverDisplay Optronics (Shanghai) Limited, Govisionox Optoelectronics, Innolux Corporation, Japan Display Inc., Kaneka Corporation, Konica Minolta Technology Center, Inc., LG Display Co., Ltd., Lumiotec, Inc., OLEDWorks LLC, OSRAM, Pioneer Corporation, Royole Corporation, Samsung Display Co., Ltd., Sharp Corporation, Sumitomo Chemical Company, Ltd., Tianma Micro-electronics, Tohoku Pioneer Corporation, and Visionox Technology. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation.  All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s annual report on Form 10-K for the year ended December 31, 2017. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

Follow Universal Display Corporation

Twitter

Facebook

YouTube

(OLED-C)

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share data)

	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$101,638	$132,840
Short-term investments	391,972	287,446
Accounts receivable	43,207	52,355
Inventory	69,031	36,265
Other current assets	11,943	10,276
Total current assets	617,791	519,182
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $42,425 and $36,368	67,467	56,450
ACQUIRED TECHNOLOGY, net of accumulated amortization of $106,755 and $91,312	116,086	131,529
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $3,036 and $2,000	13,804	14,840
GOODWILL	15,535	15,535
INVESTMENTS	—	14,794
DEFERRED INCOME TAXES	13,910	27,022
OTHER ASSETS	39,151	604
TOTAL ASSETS	$883,744	$779,956
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,330	$13,774
Accrued expenses	31,790	35,019
Deferred revenue	69,143	14,981
Other current liabilities	16	50
Total current liabilities	114,279	63,824
DEFERRED REVENUE	40,684	23,902
RETIREMENT PLAN BENEFIT LIABILITY	34,937	33,176
OTHER LIABILITIES	18,337	—
Total liabilities	208,237	120,902
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 48,672,538 and 48,476,034 shares issued, and 47,310,901 and 47,118,171 shares outstanding, at September 30, 2018 and December 31, 2017, respectively	487	485
Additional paid-in capital	613,310	611,063
Retained earnings	112,337	99,126
Accumulated other comprehensive loss	(9,994)	(11,464)
Treasury stock, at cost (1,361,637 and 1,357,863 shares at September 30, 2018 and December 31, 2017, respectively)	(40,635)	(40,158)
Total shareholders’ equity	675,507	659,054
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$883,744	$779,956

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUE	$77,550	$61,683	$177,271	$219,762
COST OF SALES	16,123	13,465	35,216	37,762
Gross margin	61,427	48,218	142,055	182,000
OPERATING EXPENSES:
Research and development	13,616	11,596	38,922	34,099
Selling, general and administrative	12,120	11,695	34,473	31,611
Amortization of acquired technology and other intangible assets	5,493	5,498	16,479	16,485
Patent costs	1,937	1,875	5,691	5,096
Royalty and license expense	2,229	1,764	5,028	6,342
Total operating expenses	35,395	32,428	100,593	93,633
OPERATING INCOME	26,032	15,790	41,462	88,367
Interest income, net	2,118	861	5,155	2,328
Other (expense) income, net	(7)	6	(66)	(7)
Interest and other (expense) income, net	2,111	867	5,089	2,321
INCOME BEFORE INCOME TAXES	28,143	16,657	46,551	90,688
INCOME TAX EXPENSE	(5,325)	(3,137)	(6,960)	(19,616)
NET INCOME	$22,818	$13,520	$39,591	$71,072
NET INCOME PER COMMON SHARE:
BASIC	$0.48	$0.28	$0.83	$1.50
DILUTED	$0.48	$0.28	$0.83	$1.49
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	46,869,998	46,801,051	46,841,036	46,716,726
DILUTED	46,914,553	46,871,720	46,893,768	46,793,429
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.06	$0.03	$0.18	$0.09

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,591	$71,072
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue and recognition of unbilled receivables	(52,325)	(7,206)
Depreciation	6,094	3,638
Amortization of intangibles	16,479	16,485
Inventory write-down	1,045	—
Amortization of premium and discount on investments, net	(4,191)	(2,055)
Stock-based compensation to employees	9,697	8,467
Stock-based compensation to Board of Directors and Scientific Advisory Board	3,234	1,890
Earnout liability recorded for Adesis acquisition	—	509
Deferred income tax expense	15,820	6,804
Retirement plan expense	3,378	3,214
Decrease (increase) in assets:
Accounts receivable	9,148	(18,262)
Inventory	(33,811)	(15,419)
Other current assets	(116)	(2,835)
Other assets	(37,769)	(40)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	439	3,904
Other current liabilities	(34)	(768)
Deferred revenue	99,940	1,863
Other liabilities	18,337	—
Net cash provided by operating activities	94,956	71,261
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(20,925)	(23,221)
Purchases of investments	(500,985)	(456,264)
Proceeds from sale of investments	415,697	351,024
Net cash used in investing activities	(106,213)	(128,461)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	616	529
Repurchase of common stock	(477)	—
Proceeds from the exercise of common stock options	—	29
Payment of withholding taxes related to stock-based compensation to employees	(11,598)	(9,330)
Cash dividends paid	(8,486)	(4,240)
Net cash used in financing activities	(19,945)	(13,012)
DECREASE IN CASH AND CASH EQUIVALENTS	(31,202)	(70,212)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	132,840	139,365
CASH AND CASH EQUIVALENTS, END OF PERIOD	$101,638	$69,153
The following non-cash activities occurred:
Unrealized gain (loss) on available-for-sale securities	$274	$(117)
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Common stock issued to employees that was earned and accrued for in a previous period	—	174
Net change in accounts payable and accrued expenses related to purchases of property and equipment	3,814	2,572